UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

EDISON INTERNATIONAL

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

The following e-mail was sent to all Edison International Employees on March 17, 2010:

Subject: Edison International Proxy Materials

To: Edison International Employees

Last Friday, I sent you an email to advise you that proxy materials for the 2010 annual meeting of shareholders are available on our Web site at: www.edison.com/annualmeeting. I also provided information regarding the Notice of internet availability of proxy materials that most shareholders will receive in the mail.

Shareholders began to receive their Notices in the mail on Monday. Attached are two examples of what the envelope usually looks like, depending on how you hold your shares. The word “Vote” usually appears prominently on the envelope.

The Notice contains the control numbers you need to vote your shares. If you receive more than one Notice, it means that your shares are held in more than one account. Use the control numbers provided on each Notice to ensure that all of your shares are voted.

Barbara E. Mathews

Vice President, Associate General Counsel,

Chief Governance Officer and Corporate Secretary

FIRST-CLASS MAIL U.S.POSTAGE PAID DST OUTPUT

EDISON INTERNATIONAL

Shareowner ServicesSM

P.O. Box 64945

St. Paul, MN 55164-0945

AT 01 004615 20128H 15 A**3DQT

VOTE.

You make a difference.

FARMINGDALE N.Y.

Address Service Requested

charles SCHWAB

PO BOX 64930
PHOENIX, AZ 85082-4930

0000034561_1 R2.09.05.010 X21859

1 OF 4
42,265
28,779
75

**********AUTO**SCH 3-DIGIT 902
[redacted]

Vote.

recyclable

<u>**YOU**</u> *can make a difference!*

★★★ INSTRUCTIONS FOR VIEWING PROXY & VOTING MATERIALS ENCLOSED ★★★

Presorted

First Class Mail

U.S. Postage

PAID

Permit No.225

Make a positive impact on your investment…

While reducing the negative impact on the environment.

Charles SCHWAB

PO BOX , AZ 85082-4930

*******AUTO**SCH 3-DIGIT 902

1 OF 4

42,245

20,779

75#

0000045651_1 R2.09.05.010 X21959

Vote.

Recyclable

You can make a difference!

***INSTRUCTIONS FOR VIEWING PROXY & VOTING MATERIALS ENCLOSED***